Exhibit 10.6

PUT AGREEMENT

between

ASSURED GUARANTY CORP.

and

WOODBOURNE CAPITAL TRUST [I][II][III][IV]

Dated April 8, 2005

Preamble

This Put Agreement, dated as of  April 8, 2005 (this “Agreement”), is by and between Assured Guaranty Corp., a Maryland domestic stock insurer (the “Company”), and Woodbourne Capital Trust [I][II][III][IV] (the “Custodial Trust”), a Delaware statutory trust.

Recitals

WHEREAS, the Company is authorized to issue 50,001 shares of non-cumulative, redeemable, perpetual preferred stock, par value $1,000 per share, designated as “Perpetual Preferred Shares,” which shares have not been and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Preferred Stock”); and

WHEREAS, the Company and the Custodial Trust desire to enter into a binding agreement pursuant to which the Company will have the right to sell, at its option, the Preferred Stock to the Custodial Trust, and the Custodial Trust will have an obligation to purchase the Preferred Stock upon the Company’s exercise of its option and upon the other terms and conditions agreed upon by the parties.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions; Interpretation

1.1                                 The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Sections” refer to Sections of this Agreement except as otherwise expressly provided.

1.2                                 In this Agreement:

“Agreement” has the meaning set forth above in the Preamble.

“Auction Rate Mode” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Business Day” has the meaning set forth in the Declaration.

“Charter” means the Articles of Incorporation of the Company, as supplemented by the Articles Supplementary relating to the Preferred Stock, a copy of which is attached hereto as Annex C.

“Company” has the meaning set forth above in the Preamble.

“CCS Securities” has the meaning set forth in the Declaration.

“Custodial Trust” has the meaning set forth above in the Preamble.

“Custodial Trust Expense Reimbursement Agreement” has the meaning set forth in Section 3.1.

“Declaration” means the Amended and Restated Declaration of Trust governing the Custodial Trust, dated as of the date hereof, as the same may be amended or restated from time to time.

“Delayed Auction” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Delayed Auction Date” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Delayed Auction Period” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Delayed Auction Rate” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Delayed Put Premium” has the meaning set forth in Section 5.1.

“Delayed Put Premium Certificate” has the meaning set forth in Section 5.2.

“Distribution Rate” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Distribution Payment Date” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Distribution Period” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Dividend” has the meaning set forth in the Charter.

“Eligible Assets” has the meaning set forth in the Declaration.

“Federal Funds Effective Rate” has the meaning set forth in the Declaration.

“Fixed Rate Distribution Event” has the meaning set forth in the Charter.

“Fixed Rate Election” means an election by the Company to pay Dividends on the Preferred Stock at the rate described in clause (iii) of the definition of “Dividend Rate” set forth in the Charter.

“Flexed Rate Period” has the meaning set forth in the General Terms of the CCS Securities attached to the Declaration as Appendix A.

“Holder” has the meaning set forth in the Declaration.

“Liquidation Preference” has the meaning set forth in the Charter.

“Maximum Rate” has the meaning set forth in the Charter.

                                  “Moody’s” shall mean Moody’s Investor Services, Inc. and its successors.

“Overnight Rate of Return” means the rate earned on the interest and on the principal of the Eligible Assets during the period from the last Business Day of each Distribution Period until the related Distribution Payment Date and, if applicable, during any Delayed Auction Period, which shall be equal to the Federal Funds Effective Rate then in effect..

 “Pass Through Trust” has the meaning set forth in the Charter.

“Pass Through Trust Securities” has the meaning set forth in the Charter.

“Preferred Stock” has the meaning set forth above in the Recitals.

“Preferred Stock Payment Date” has the meaning set forth in Section 3.2(a).

“Preferred Stock Purchase Price” has the meaning set forth in Section 4.1.

“Put Notice” means a written notice substantially in the form attached hereto as Annex A.

“Put Premium” has the meaning set forth in Section 5.1.

“Put  Premium Certificate” has the meaning set forth in Section 5.2.

“Redemption Price” has the meaning set forth in the Charter.

“Redemption Proceeds” has the meaning set forth in Section 3.2(d).

“Standard & Poor’s” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Yield” means all amounts of interest (including accreted interest) and other payments due and payable (upon maturity or otherwise) on the principal amount of the Eligible Assets (excluding any repayment of principal) held by the Custodial Trust during a Distribution Period, plus the amount of interest to be earned based on the Overnight Rate of Return, as calculated on or prior to 11:00 a.m. on the last Business Day of each respective Distribution Period.

 “Tax Matters Partner” has the meaning set forth in the Declaration.

“Termination Payment” has the meaning set forth in Section 5.3.

“Trustee” has the meaning set forth in the Declaration.

In this Agreement, any reference to a “company” shall be construed so as to include any corporation, trust, partnership, limited liability company or other legal entity, wheresoever incorporated or established.

1.3                                 In this Agreement, save where the contrary is indicated, any reference to:

(a)                                  this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; and

(b)                                 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.4                                 In this Agreement, any definition shall be equally applicable to both the singular and plural forms of the defined terms.

2.                                       Put Option; Agreement Term

2.1                                 In consideration of the payment of the Put Premium, the Custodial Trust hereby grants to the Company the right to cause the Custodial Trust to purchase the Preferred Stock on the terms set forth in this Agreement.

2.2                                 The put option created hereby shall remain in effect and be exercisable at any time except:

(a)                                  during any period when the Preferred Stock that has been put to the Custodial Trust pursuant to this Agreement is held by the Custodial Trust; or

(b)                                 after this Agreement has been terminated pursuant to Section 2.3.

2.3                                 This Agreement shall terminate upon the earliest to occur of:

(a)                                  the Company fails to pay the Put Premium or the Delayed Put Premium for a Distribution Period on the related Distribution Payment Date, and such failure has not been cured within five (5) Business Days;

(b)                                 during the Auction Rate Mode and when the Preferred Stock is outstanding, the Company makes a Fixed Rate Election;

(c)                                  during the Auction Rate Mode and when the Preferred Stock is outstanding, the Company fails to pay (i) Dividends on the Preferred Stock, or (ii) the fees and expenses of the Custodial Trust pursuant to the Custodial Trust Expense Reimbursement Agreement, for a Distribution Period on the related Distribution Payment Date, and such failure continues for five (5) Business Days;

(d)                                 the Company fails to pay the Redemption Price and such failure continues for five (5) Business Days;

(e)                                  the aggregate face amount of the Custodial Trust’s CCS Securities is less than $20,000,000;

(f)                                    during the Auction Rate Mode, the Company provides at least three (3) days notice prior to a Distribution Payment Date that it is terminating this Agreement at the end of such Distribution Period;

(g)                                 the Company provides not less than five (5) nor more than fifteen (15) days notice prior to the end of a Flexed rate Period that it is terminating this Agreement at the end of such period; and

(h)                                 the entry of a decree of judicial dissolution of the Custodial Trust.

3.                                       Exercise of Put Option; Redemption.

3.1                                 The Custodial Trust agrees that it shall, upon exercise of the put option by the Company as provided in Section 3.2, purchase all, but not less than all, of the Preferred Stock from the Company for a purchase price equal to the Preferred Stock Purchase Price, which Preferred Stock Purchase Price shall be payable on the Preferred Stock Payment Date in accordance with Section 4.

3.2                                 (a)                                  The Company may exercise the put option at any time by delivering (i) a Put Notice to the Trustee, specifying a payment date (the “Preferred Stock Payment Date”), which shall be the next succeeding Distribution Payment Date after the date on which the Put Notice is delivered to the Trustee and (ii) the Custodial Trust Expense Reimbursement Agreement to the Custodial Trust in the form attached hereto as Annex D (the “Custodial Trust Expense Reimbursement Agreement”), in either case not more than fifteen (15) days but not less than ten (10) days prior to the next succeeding Distribution Payment Date.

(b)                                 On the Preferred Stock Payment Date, after payment of the Put Premium by the Company to the Custodial Trust and payment of any unpaid distribution amount by the Custodial Trust to the Holders of the CCS Securities, in each case for the immediately preceding Distribution Period, the Company shall issue and deliver to the Custodial Trust, or its designee, Preferred Stock with an aggregate Liquidation Preference equal to the Preferred Stock Purchase Price.  The Preferred Stock shall be delivered free and clear of any defect in title, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Preferred Stock to the Custodial Trust (or its nominee).

(c)                                  For the avoidance of doubt, any cash received by the Custodial Trust as interest or other payments earned on the principal amount of the Eligible Assets (net of fees and expenses and excluding any repayment of principal) and not previously distributed to the Holders of CCS Securities shall be distributed to the Holders of CCS Securities prior to payment by the Custodial Trust of the Preferred Stock Purchase Price,

and shall not be used to purchase the Preferred Stock; and (2) the aggregate Liquidation Preference of the Preferred Stock shall be reduced by the amount, if any, by which the aggregate face amount of CCS Securities is reduced as a result of losses of principal of or interest on Eligible Assets as required by Section 6.01(g) of the Declaration and Sections 2(h) and 7(b) of the General Terms of the CCS Securities attached thereto.

(d)                                 Pursuant to the Charter, the Company shall have the right to redeem the Preferred Stock in whole but not in part on any Distribution Payment Date during the Flexed Rate Period upon payment of the Redemption Price for the shares to be redeemed (the “Redemption Proceeds”).

(e)                                  Notice of any redemption of Preferred Stock shall be mailed to the holders of Preferred Stock not less than ten (10) days nor more than fifteen (15) days prior  the date fixed for such redemption.  At any time before or after a notice of redemption has been given, the Company shall deposit the aggregate Redemption Price of the Preferred Stock to be redeemed with any bank or trust company in New York, New York, with directions to pay the holders of the Preferred Stock being redeemed the Redemption Proceeds in exchange for the Preferred Stock on the date fixed for such redemption.

(f)                                  If Preferred Stock is distributed to holders of CCS Securities during any Flexed Rate Period, then the Company may not redeem the Preferred Stock until the end of such Flexed Rate Period.

(g)                                 Pursuant to the Charter, following exercise of the put option, the Company may redeem the Preferred Stock in whole or in part (x) on the final distribution payment date of the applicable Flexed Rate Period and (y) on any distribution payment date in the Auction Rate Mode, upon payment of the Redemption Proceeds.

(h)                                 Upon any redemption in full of Preferred Stock, the Custodial Trust agrees to reinvest the redemption proceeds in Eligible Assets and the Company agrees to pay the Put Premium to the Custodial Trust in accordance with this Agreement.

(i)                                     Subject to clause (j) below, if the Company partially redeems the Preferred Stock, the Redemption Proceeds will be distributed pro rata or by such other method as determined by the Trustee to the holders of the CCS Securities (and a corresponding reduction in the aggregate face amount of CCS Securities will be made).

(j)                                     The Company shall be obligated to redeem all of the Preferred Stock if after giving effect to a partial redemption permitted under the terms of this Agreement, the aggregate Liquidation Preference of the Preferred Stock outstanding immediately after such partial redemption would be less than $20,000,000.

(k)                                  For the avoidance of doubt, there is no limitation on the number of times the Company may put and redeem the Preferred Stock pursuant to and in accordance with the terms of this Agreement.

(l)                                     The Company may not redeem the Preferred Stock from the holders thereof for a period of two years following a Fixed Rate Distribution Event.

4.                                       Payments

4.1                                 On the Preferred Stock Payment Date, after payment of any unpaid Put Premium by the Company to the Custodial Trust and payment of any unpaid distribution amount by the Custodial Trust to the Holders of the CCS Securities, in each case for the immediately preceding Distribution Period, the Custodial Trust will deliver to the Company an amount equal to the proceeds attributable to principal received upon the maturity of the Custodial Trust’s Eligible Assets (and, if applicable, liquidation of defaulted Eligible Assets), net of fees and expenses of the Custodial Trust and after any principal is returned to Holders of CCS Securities pursuant to Section 6.01(g) of the Declaration and Sections 2(h) and 7(b) of the General Terms of the CCS Securities (the “Preferred Stock Purchase Price”).

4.2                                 Payment by the Custodial Trust of the Preferred Stock Purchase Price shall be made on or prior to 3:00 p.m. New York City time on the Preferred Stock Payment Date and to the account of the Company specified in the Put Notice.

4.3                                 Payment of the Preferred Stock Purchase Price by the Custodial Trust shall be made as provided in Section 4.1 and Section 4.2 hereof without setoff, claim, recoupment, deduction or counterclaim; provided, however, that if the Company exercises its put option under Section 3 hereof at any time that it has failed to pay all or a portion of the Put Premium, and such failure has not been cured on or before the Preferred Stock Payment Date, the Custodial Trust shall be entitled to setoff against the Preferred Stock Purchase Price of such unpaid portion of the Put Premium.

5.                                       Put Premium

5.1                                 In consideration for the Custodial Trust’s agreement to purchase the Preferred Stock in accordance with the terms of this Agreement, the Company will pay to the Custodial Trust, in U.S. dollars, on each Distribution Payment Date during which the put option remains in effect and is exercisable as set forth in Section 2.2 hereof an amount (the “Put Premium”) equal to the product of (A) the Distribution Rate on the CCS Securities for the respective Distribution Period less the excess of (i) the Stated Yield for such Distribution Period over (ii) the expenses of the Custodial Trust (including the Custodial Trust’s portion of the expenses of the Pass Through Trust) for such Distribution Period, provided that such Stated Yield and expenses shall be annualized and expressed as an annual rate with respect to the face amount of the CCS Securities outstanding on the date the Put Premium is determined, (B) the aggregate face amount of the CCS Securities outstanding at the time the Put Premium is calculated and (C) a fraction, the numerator of which will be the actual number of calendar days in the respective Distribution Period, and the denominator of which will be 360 days.  The Put Premium for each Distribution Period will be calculated on the last Business Day prior to the related Distribution Payment Date.

If as a result of losses of principal of or interest on Eligible Assets there is a Delayed Auction, the Company  will pay to the Custodial Trust, in US dollars, on each Distribution Payment Date during which the put option remains in effect and is exercisable as set forth in Section 2.2 hereof, the “Delayed Put  Premium,” an amount equal to the product of (A) the Delayed Auction Rate on the CCS Securities for the Delayed Auction Period less the excess of

(i) the Stated Yield for such Delayed Auction Period over (ii) the expenses of the Custodial Trust for such Delayed Auction Period, provided that such amount shall be annualized and expressed as an annual rate with respect to the face amount of the CCS Securities outstanding on the date the Put  Premium is determined, (B) the aggregate face amount of the CCS Securities outstanding at the time the Delayed Put  Premium is calculated and (C) a fraction, the numerator of which will be the actual number of calendar days in the respective Delayed Auction Period, and the denominator of which will be 360 days.

The Delayed Put  Premium for each Delayed Auction Period will be calculated on the Delayed Auction Date.

5.2                                 The amount of the Put  Premium shall be calculated by the Trustee and delivered in writing (the “Put  Premium Certificate”) to the Company  prior to 5:00 p.m. on the Business Day prior to the related Distribution Date.  The amount of the Delayed Put  Premium shall be calculated by the Trustee and delivered in writing (the “Delayed Put  Premium Certificate”) to the Company prior to 5:00 p.m. on the Delayed Auction Date.  The Put  Premium Certificate, and any Delayed Put  Premium Certificate, also shall set forth the Eligible Assets held by the Custodial Trust, the Stated Yield on each Eligible Asset, any fees to be incurred or accrued by the Trustee on behalf of the Custodial Trust and the computation of the Put  Premium, or the Delayed Put  Premium, as the case may be, in each case for the respective Distribution Period and the Delayed Auction Period, respectively, and shall be in the form attached hereto as Annex B.

5.3                                 If, as a result of the Company’s failure to pay the Put Premium, the Custodial Trust is liquidated during any Flexed Rate Period, the Company will be required to pay a termination payment (the “Termination Payment”) to the Custodial Trust equal to 1.10% per annum of the amount invested in Eligible Assets calculated from the date of the failure to pay the Put Premium through the end of the applicable Flexed Rate Period.

5.4                                 The Company has five (5) Business Days to cure any failure to pay when due the Put  Premium or Delayed Put  Premium, if any; provided that the Put  Premium during such cure period will be set at the Maximum Rate then in effect.

5.5                                 The Company has five (5) Business Days to cure any failure to pay when due the Redemption Price; provided that the Put  Premium during such cure period will be set at the Maximum Rate then in effect.

6.                                       Obligations Absolute

6.1                                 The Custodial Trust acknowledges that, provided the Company has complied with the terms of this Agreement, the obligations of the Custodial Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Custodial Trust, in equity or at law, including, without limitation, the defense of fraud, any defense based on the failure of the Company  to disclose any matter, whether or not material, to the Custodial Trust or any other person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an insurer, surety or guarantor under any and all circumstances.  The enforceability and effectiveness of this Agreement and the liability of the Custodial Trust, and the rights, remedies, powers and privileges of the Company under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Custodial Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

(a)                                  the illegality, invalidity or unenforceability of all or any part of the Declaration;

(b)                                 any action taken by the Company;

(c)                                  any change in the direct or indirect ownership or control of the Company or of any shares or ownership interests thereof; and

(d)                                 any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Custodial Trust;

provided, however, that, notwithstanding the provisions of this Section 6.1, the Custodial Trust shall have no further obligations under this Agreement after the termination of this Agreement.  In addition, the breach of any covenant made in this Agreement by the Custodial Trust shall not terminate this Agreement or limit the rights of the Company hereunder.

6.2                                 For the avoidance of doubt, no failure or delay by the Company in exercising its rights hereunder shall operate as a waiver of its rights hereunder (except as specifically provided in this Agreement, including, without limitation, in respect of the notice periods and payment dates set forth in Section 3.2(a) hereof) and, subject to the termination of this Agreement not having occurred, the Company may continue to exercise its rights hereunder at any time.

7.                                       Covenants

7.1                                 The Company hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement or completion of the sale of the Preferred Stock to the Custodial Trust pursuant to this Agreement it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the Preferred Stock, whether by operation of merger, reorganization or otherwise, without the prior consent of the Custodial Trust, and it will not register the Preferred Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or before the Put  Payment Date.

7.2                                 The Custodial Trust hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement or completion of the sale of the Preferred Stock to the Custodial Trust pursuant to this Agreement it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the CCS Securities, whether by operation of merger, reorganization or otherwise, and it will not register the CCS Securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7.3                                 The Company hereby covenants and agrees that any Preferred Stock delivered to the Custodial Trust shall rank, at the time of delivery, (a) senior to the common stock of the Company and (b) senior to or pari passu with the most senior preferred shares of the Company then authorized by the Charter or then issued and outstanding; provided that this covenant may be amended with the consent of the Company and at least a majority of the face amount of the CCS Securities.

7.4                                 The Company hereby covenants and agrees that if the Company’s financial strength rating or the rating of the Preferred Stock, if any, is lowered while this Agreement remains effective, the Company shall provide written notice to the Trustee, on behalf of the Custodial Trust, of such lowered rating.

8.                                       This Agreement to Govern

If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

9.                                       Representations and Warranties

9.1                                 The Custodial Trust represents and warrants to the Company that, as of the date hereof:

(a)                                  the Custodial Trust is duly organized and validly existing under the Delaware Statutory Trust Act and has the power and authority to own its assets and to conduct the activities which it conducts;

(b)                                 its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement and the transactions contemplated hereby, do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets;

(c)                                  it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)                                 it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and approvals of or with any government or other regulatory body or authority applicable to this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby;

(e)                                  its obligations under this Agreement are valid, binding and enforceable at law;

(f)                                    it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

(g)                                 it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby, that any document be filed, registered or recorded in any public office or elsewhere, other than such documents that have been previously filed;

(h)                                 each of the above representations and warranties will be correct and complied with in all respects during the term of this Agreement;

(i)                                     no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Custodial Trust of the transactions contemplated by this Agreement; and

(j)                                     assuming compliance with the transfer restrictions with respect to the CCS Securities set forth in the Declaration, the Custodial Trust is not required to register with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended.

9.2                                 The Company represents and warrants to the Custodial Trust that, as of the date hereof:

(a)                                  it is duly organized and validly existing as a domestic stock insurance corporation under the laws of the State of Maryland and has the power and authority to own its assets and to conduct its activities;

(b)                                 its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement and the transactions contemplated hereby, do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets;

(c)                                  it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)                                 it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and approvals of or with any government or other regulatory body or authority applicable to this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby;

(e)                                  its obligations under this Agreement are valid, binding and enforceable at law;

(f)                                    it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

(g)                                 it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby, that any document be filed, registered or recorded in any public office or elsewhere;

(h)                                 each of the above representations and warranties will be correct and complied with in all respects during the term of this Agreement;

(i)                                     no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Company of the transactions contemplated by this Agreement, other than such consents, approvals, authorizations and orders as have been obtained and the sale of the Preferred Stock to the Custodial Trust, pursuant to the terms hereof, need not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

(j)                                     as of the Preferred Stock Payment Date, the Preferred Stock will be duly authorized for issuance and sale to the Custodial Trust, pursuant to this Agreement, and, when issued and delivered by the Company, pursuant to this Agreement, against payment of the Preferred Stock Purchase Price, will be validly issued, fully paid and nonassessable; the Preferred Stock will conform in all respects to the terms of the Preferred Stock set forth in the Charter attached hereto as Annex C; and the Preferred Stock will not be subject to pre-emptive or other similar rights.

10.                                 Severability

Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any jurisdiction may be severed from the other provisions of this Agreement without invalidating the remaining provisions hereof, and any such illegality, invalidity or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

11.                                 Notices

Each communication to be made hereunder shall be deemed to have been given (i) five (5) days after deposit of such communication with a reputable national courier service addressed to such party at its address specified below (or at such other address as such party shall specify to the other party hereto in writing) or (ii) when transmitted by facsimile to such party at its facsimile number specified below (or at such other facsimile number as such party shall specify to the other party hereto in writing):

If to the Company at:

Assured Guaranty Corp.

1325 Avenue of the Americas

New York, New York  10019
Attention:  General Counsel
Facsimile:  (212) 581-3268

If to the Custodial Trust at:

The Bank of New York (Delaware)
P.O. Box 6973
White Clay Center
Route 273
Newark, Delaware 19714
Attention:  Kristine Gullo
Facsimile:  (302) 283-8279

Copies to:

The Bank of New York
101 Barclay Street
8th Floor East – Dealing and Trading Department
New York, New York 10286
Facsimile:  (212) 815-2830

In the case of any event under Sections 2.3, 7.3 or 14 of the Agreement, the Company shall give notice to:

Standard & Poor’s Ratings Services at:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Moody’s Investors Services, Inc. at:

Moody’s Investors Services, Inc.

99 Church Street

New York, New York 10007

12.                                 Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

13.                                 Benefit of Agreement and Disclaimer

This Agreement shall enure to the benefit of each party hereto and its successors and assigns and transferees; provided that neither party hereto may transfer its rights and obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party.

14.                                 Amendment and Assignment

14.1                           This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties and without confirmation from Standard & Poor’s  and Moody’s that current ratings on the CCS Securities and the Pass Through Trust Securities would be maintained.  No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

14.2                           Neither the Custodial Trust nor the Company may assign its rights or obligations under this Agreement to any other person, except that the Company may assign its rights and obligations under this Agreement to another person as a result of a merger of the Company with another person or as a result of a sale of all or substantially all of the assets of the Company to another person if (i) the other person expressly assumes all of the rights and obligations of the Company under this Agreement and (ii) the Company receives confirmation from Standard & Poor’s  and Moody’s that current ratings on the CCS Securities and the Pass Through Trust Securities would be maintained.

15.                                 Governing Law

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

16.                                 Jurisdiction

Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in respect of any action or proceeding arising out of or in connection with this Agreement (“Proceedings”).  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.  Each of the Custodial Trust and the Company agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any Proceedings, and each of the Custodial Trust and the Company hereby authorizes and appoints the Trustee to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person (or substitute) shall be deemed to be service on the Custodial Trust or the Company, as the case may be.  Except upon such a substitution, the Custodial Trust and the Company shall not revoke any such authority or appointment and shall at all times maintain an agent for service of process in the State of New York.  If for any reason such person shall cease to act as agent for the service of process, the

Custodial Trust and the Company shall promptly appoint another such agent, and shall forthwith notify each other of such appointment.  The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

17.                                 Limitation of Liability

It is expressly understood that (a) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Declaration, (b) each of the representations, undertakings and agreements herein made on the part of the Custodial Trust, is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware), but is made and intended for the purpose of binding only the Custodial Trust, and (c) under no circumstances shall The Bank of New York (Delaware) be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Custodial Trust, under this Agreement or the other related documents.

18.                                 Tax Confidentiality Waiver

Notwithstanding anything to the contrary contained in this Agreement all persons may disclose to any and all persons, without limitations of any kind, the U.S. federal, state and local tax treatment of the CCS Securities and the Pass Through Trust Securities and the transactions contemplated herein, any fact relevant to understanding the U.S. federal, state and local tax treatment of the CCS Securities and the Pass Through Trust Securities and the transactions contemplated herein, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment other than the name of any of the parties referenced herein or information that would permit identification of any of the parties referenced herein.

[SIGNATURES FOLLOW.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WOODBOURNE CAPITAL TRUST [I][II][III][IV],

By:	The Bank of New York (Delaware), not in its individual capacity but solely as Trustee

By:
Name:
Title:

ASSURED GUARANTY CORP.

By:
Name:
Title:

ANNEX A

Form of Put Notice

To:                              Woodbourne Capital Trust [I][II][III][IV]
c/o Bank of New York (Delaware)
P.O. Box 6973
502 White Clay Center Route
273 Newark, Delaware 19714

with a copy to:

The Bank of New York
101 Barclay Street
8th Floor East
New York, New York 10286
Attention:  Dealing and Trading Group
Facsimile:  (212) 815-2830

Date:

Ladies and Gentlemen:

We refer to the put  agreement dated  •, 2005 (as heretofore amended, the “Put  Agreement”) entered into between us and you. Terms defined therein shall have the same respective meanings herein.

This notice is the notice for the purposes of Section 3.2(a) of the Put  Agreement.  We hereby elect to exercise the put option with regard to Preferred Stock having a liquidation preference of an amount equal to the Preferred Stock Purchase Price, and hereby require you to pay the Preferred Stock Purchase Price on the Preferred Stock Payment Date which shall be [         ], to the following account:

[             ]

Yours faithfully,

for and on behalf of
ASSURED GUARANTY CORP.

ANNEX B

Put Premium Certificate/Delayed Put Premium Certificate Assured Guaranty Corp. Put Premium/Delayed Put Premium for the Non-Cumulative Redeemable Perpetual Preferred Stock of Assured Guaranty Corp.
1.	Distribution Period: [first day of Period]-[last day of Period]: [number of days in period]

2.	Distribution Rate determined for the Distribution Period on [insert last Business Day prior to the Distribution Payment Date].			[ ]%	$	[ ]

3.	Eligible Assets:

	Issuer	Ratings	Purchase Price	Yield to Maturity	Interest

4.	Broker-Dealer Fees			[ ]%	$	[ ]

5.	Trustee and Custodian Fees			[ ]%	$	[ ]

6.	Investment Manager Fee			[ ]%	$	[ ]

7.	Tax Matters Partner Fee			[ ]%	$	[ ]

8.	Rating Agency Fees	[ ]%	$	[ ]

9.	Tax Fees. Including preparation of returns

10.	Other Fees and Expenses for the Distribution Period, if any	[ ]%	$	[ ]

11.	Computation of Put Premium Due on [insert Distribution Payment Date] by 11:00 a.m. New York Time:	[ ]%	$	[ ]

12.	The Investment Manager is in compliance with the Investment Management Agreement.

ANNEX C

Charter of Assured Guaranty Corp.

ANNEX D

Custodial Trust Expense Reimbursement Agreement